Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-258140 on Form S-8 of our report dated March 22, 2022, relating to the financial statements of F45 Training Holdings Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
March 22, 2022